Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Qof VeruTEK Technologies, Inc. (the “Company”) for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John Collins, President and Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2008

/s/ John Collins
John Collins
President and Chief Executive Officer